EXHIBIT 24(A)


                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS


        We have issued our report dated April 10, 1995 accompanying the consolidated financial statements of American List Corporation and subsidiary appearing in the 1995 Annual Report of the Company on Form 10-KSB for the year ended February 28, 1995 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement on Form S-8 of the aforementioned report.



/s/ GRANT THORNTON LLP

GRANT THORNTON LLP

Melville, New York
February 8, 1996